SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
WESCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723345

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania	15219

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 454-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 29, 2006, WESCO Receivables Corp. (“WESCO Receivables”), WESCO Distribution, Inc. (“WESCO Distribution”), the purchasers and purchaser agents party thereto and Wachovia Capital markets, LLC (as successor to Wachovia Securities, Inc.), as Administrator, entered into a Seventh Amendment to Second Amended and Restated Receivables Purchase Agreement, dated as of December 29, 2006 (the “Seventh Amendment”). The Seventh Amendment amends WESCO Distribution’s existing $400 million accounts receivable securitization facility (the “Receivables Facility”). WESCO Distribution is a wholly-owned subsidiary of WESCO International, Inc. (the “Company”).
     An outcome of the Seventh Amendment is a required change in the accounting treatment and financial statement presentation of the Receivables Facility. Sales of accounts receivable pursuant to the Receivables Facility historically have qualified for “sale treatment” under generally accepted accounting principles and the Company removed the accounts receivable from its consolidated balance sheet and accounted for the Receivables Facility as an off-balance sheet arrangement. As a result of the Seventh Amendment, future sales of accounts receivable pursuant to the Receivables Facility will no longer qualify for “sale treatment” under generally accepted accounting principles. Therefore, the Company’s consolidated balance sheet will reflect the additional accounts receivable and related borrowings. The Company’s consolidated statements of income will not be significantly impacted, except that expenses related to the Receivables Facility which were previously recorded as other expense will be classified as interest expense.
     As of September 30, 2006, $315 million in funding was outstanding under the Receivables Facility. WESCO Distribution and WESCO Receivables were in compliance with all applicable financial covenants and other restrictions under the Receivables Facility as of the date of the Seventh Amendment.
     The foregoing is a summary of the Seventh Amendment and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Seventh Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and the description of the Receivables Facility contained in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2006, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
Exhibit 10.1	Seventh Amendment to Second Amended and Restated Receivables Purchase Agreement, dated as of December 29, 2006, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto, and Wachovia Capital Markets, LLC (as successor to Wachovia Securities, Inc.) as Administrator (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

By:	/s/ Stephen A. Van Oss

Stephen A. Van Oss Senior Vice President and Chief Financial and Administrative Officer
Dated: December 29, 2006